Exhibit 99.2

HIMALAYA TECHNOLOGIES TO PIVOT SOCIAL NETWORK TO MAINSTREAM GLOBAL MARKET UNDER “GOCCHA!” BRAND

Pittsburgh, PA, December 8, 2023 – Himalaya Technologies, Inc. (OTC: HMLA; “Himalaya”) announces it will reskin its cannabis social media platform and pivot towards the mainstream market under the brand “Goccha!”. As a result, the Company will redesign its social media property using a goccha domain name already owned by Himalaya that has been in prelaunch for the past several months.

To execute this reskin and redesign project, today Himalaya engaged Brokerwebs LLC, a web design firm that spent the past four years redesigning and improving the Company’s existing social site. With their work, Himalaya has added friend finder, chat, public/private feed, third party content, and a stock chat room that can scale to thousands of companies. Going forward, management intends to add mobile apps, dating, blogging, e-commerce, short-form video, and e-commerce features to appeal to Millennials and Generation Z users who demand a broad range of services. Management expects to deploy Goccha! with a freemium model that will allow users to eliminate ads for a nominal monthly or annual fee. Referral rewards and community points, including a potential Goccha! coin, are contemplated subject to regulatory and legal rules.

Said Vik Grover, CEO: “I realize we were too early on the cannabis social media market, and so rather than remain in neutral, it’s time to apply our valuable code and technology to the broader market. I believe there is an opportunity to take share from the mainstream social networks whose empires have become so vast that they cannot serve their customer bases because of the law of large numbers of users versus customer support. Further, these social media giants are under regulatory assault on all corners of the world and are being surveilled by governments here and abroad. That often turns off swathes of potential users who would rather just stay offline to avoid “Big Brother”.

I believe the one-size-fits-all social networks will fragment over time, and we will help drive that secular trend by applying our proprietary code and technology to take a slice of the global market one network at a time. Mobile apps could allow any one of our planned networks to go viral, which is the holy grail for any social site. I realize our cannabis platform has stood in the way of user growth, caused regulatory review, posed legal issues for e-commerce and more, and prevented many investors, service providers, and bankers from participating in our Company due to their covenants or beliefs. So, it’s time to turn the page, finish what we started, and go get mainstream users to come to us. Goccha!”

About Himalaya Technologies, Inc.

Himalaya Technologies, Inc. (https://www.himalayatechnologies.com/) is a publicly traded entity (OTC: HMLA) focusing on minority and majority investments in businesses seeking access to growth capital to fulfill their own business plans and create value for their stakeholders and the Company’s debt and equity investors. The Company owns and operates social niche social networks, plans to launch additional social sites for short-form video and global markets, offers indoor farming solutions under “INFOOD TECHNOLOGIES” (website @ http://www.infood.tech/), and is a minority investment of FOMO WORLDWIDE, INC. (https://www.fomoworldwide.com/; OTC: FOMC).

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that Himalaya Technologies, Inc. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to Himalaya’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. Himalaya’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price, nor is it a solicitation for investment.

Investor Contact:

Vik Grover

(630) 708-0750
info@himalayatechnologies.com